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                                                                    EXHIBIT 10.5

                                 SCHEDULE I-1

                        FORM OF GUARANTY TO BE EXECUTED
                         BY VIACOM INTERNATIONAL INC.
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                                   GUARANTY

     This Guaranty ("Guaranty") is entered into as of February 13, 1995 by Viacom International Inc., a Delaware corporation ("Guarantor"), in favor of Four Media Company Asia PTE Ltd. ("4MCA").

     In order to induce 4MCA to enter into that certain Agreement dated as of February 13, 1995 (the "Agreement") between 4MCA and MTV Asia LDC ("MTVA"), which is a wholly-owned subsidiary of (a) Guarantor and (b) MTV Asia Development Company, Inc. (a wholly-owned subsidiary of Guarantor), and for other valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby irrevocably, absolutely, unconditionally guarantees to 4MCA the prompt, punctual and full performance and payment when due of any and all obligations of MTVA under the Agreement and the prompt performance of any and all of the terms, conditions and covenants agreed to be performed by MTVA under the Agreement, irrespective of the value, genuineness, validity, regularity or enforceability of the Agreement or any term or provision of any other document relating to the obligations or any other circumstance, to the extent any of the foregoing might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (all such obligations, terms, conditions and covenants are hereinafter collectively referred to as the "Obligations"). The term "Obligations" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created under the Agreement, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon any of the Obligations may be or hereafter become unenforceable.

     This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms.

     Guarantor hereby expressly waives diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting MTVA's liability under the Agreement or the enforcement of this Guaranty, benefit of any act or omission by 4MCA which directly or indirectly results in or aids the discharge of MTVA or any of the Obligations by operation of law or otherwise, all notices whatsoever, including, without limitation, notice of acceptance of this Guaranty and the incurring of the Obligations, and any requirement that 4MCA exhaust any right, power or remedy or proceed against MTVA or any other guarantor, or any other security for, or any other party liable for, any of the Obligations. Guarantor specifically agrees that it will not be necessary or required, and Guarantor shall not be entitled to require, that 4MCA file suit or proceed to assert or obtain a claim for personal judgment against MTVA for the Obligations or to make any effort at collection or enforcement of the Obligations from MTVA or file suit or proceed to obtain or assert a claim for personal judgment against any other guarantor or other party liable for the Obligations or make any effort at collection of the

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Obligations from any such party or exercise or assert any other right or remedy to which 4MCA is or may be entitled in connection with the Obligations or any guaranty thereof or assert or file any claim against the assets of MTVA or any other person liable for this Guaranty or the Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty.

     Until payment and performance in full of the Obligations, Guarantor waives any right to enforce any remedy of 4MCA which 4MCA now or may hereafter have against MTVA, any other guarantor or any other person and waives any benefit of, or any right to participation in, any security whatsoever now or hereafter held by 4MCA. Guarantor waives any defense Guarantor may have based upon any election of remedies by 4MCA which impairs or nullifies guarantor's subrogation rights or Guarantor's rights to proceed against MTVA for reimbursement, including, without limitation, any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of MTVA in connection with any state, federal or foreign anti-deficiency laws or any other laws limiting, qualifying or discharging the Obligations.

     The liability of Guarantor hereunder shall be reinstated and revived and the rights of 4MCA shall continue if and to the extent that for any reason any payment or performance by or on behalf of MTVA is rescinded or must be otherwise restored by 4MCA, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid or such act had not been performed. The determination as to whether any such payment or performance must be rescinded or restored shall be made by 4MCA in this sole discretion; provided, however, that if 4MCA chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless 4MCA with respect to all costs (including, without limitation, attorneys' fees) of such litigation.

     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by Guarantor as of the date first above written.

                             VIACOM INTERNATIONAL INC., a Delaware
                             corporation


                             By: /s/ Mike Fricklas
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                                  Its: Senior Vice President and
                                      ---------------------------
                                        Deputy General Counsel

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